EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS

OF

CASTLEGUARD ENERGY, INC.

ARTICLE II. MEETING OF SHAREHOLDERS

     Section 1. Annual Meeting.   The annual meeting of the shareholders of this corporation shall be held on the 15 day of May of each year or at such other time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation. If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

     Section 2. Special Meetings.  Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than 3 nor more than 30 days after the request is made unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

     Section 3. Place.   Meetings of shareholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Board of Directors.

     Section 4. Notice.   Written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, or by the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder I Of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on a new record date entitled to vote at such meeting.

     Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

     Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the duration of I I months from the date thereof unless otherwise provided in the proxy.

     Section 9. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the record date be fixed not more than seventy days before the meeting or action requiring a determination of shareholders. For the purpose of determining those shareholders entitle to demand a special meeting, such record date shall be determined by the Board of Directors. For the purpose of determining those shareholders entitled to take action without a meeting, such record date shall be determined by the Board of Directors. For the purpose of determining those shareholders entitled to notice of and to vote at an annual or special shareholders' meeting, such record date shall be determined by the Board of Directors. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof

     Section 10. List of Shareholders. After fixing a record date for a meeting, the officer or agent in charge of the records for shares shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list shall be available for inspection by any shareholder for a period of 10 days prior to the meeting and shall be kept on file at the corporation's principal office. A shareholder or his agent or attorney shall be entitled on written demand to inspect the list, subject to the requirements of F.S. section 607.1602(3) during regular business hours and at his expense, during the period it shall be available for inspection. The shareholders' list shall be made available at the meeting, and any shareholder or his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. The shareholders' list shall be prima facie evidence of the identity of shareholders entitled to examine the shareholders' list or to vote at a meeting of shareholders.

     Section 11. Action by Shareholders Without a Meeting. Any action required by law or authorized by these by-laws or the Articles of Incorporation of this corporation or taken or to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken,, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such actions shall then be deemed taken with the same force and effect as though taken at a meeting of the shareholders whereat all members were present and voting throughout and those who signed such action shall have voted in the affirmative and all others shall have voted in the negative. A copy of such signed actions shall be mailed to all shareholders who did not sign said action within 10 days of the action having been signed by required number of holders of outstanding capital stock.

ARTICLE II. DIRECTORS

     Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors .

     Section 2. Qualification. Directors need not be residents of this state or shareholders of this corporation.

     Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

     Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

     Section 5. Number. This corporation shall have a minimum of 3 director but no more than 7. These numbers may be increased or decreased by an amendment to the bylaws.

     Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the next shareholder meeting or until his earlier resignation, removal from office or death. If no shareholder meeting takes place, each director shall continue to serve until such meeting takes place. At each shareholder meeting, the shareholders shall elect directors to hold office until the next succeeding shareholder meeting. Each director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

     Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

     Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 9. Quorum and Voting. A majority of the number of directors then in place shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee, a compensation committee or other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

     Section 11. Place of Meeting.   Regular and special meetings of the Board of Directors shall be held at the principal place of business of the corporation or as otherwise determined by the Directors.

     Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on the first Monday of the calendar month two (2) months following the end of the corporation's fiscal, or if the said first Monday is a legal holiday, then on the next business day. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal deliver, telegram or cablegram at least three (3) days before the meeting or by notice mailed to the director at least three (3) days before the meeting.

     Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Neither the business to be transacted A, nor the purpose, of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and unless the time and place of adjourned meeting are announced at the time of the adjournment,, to the directors. Meetings of the Board of Directors may be called by the chairman of the board, by the president of the corporation or by any two directors.

     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 13. Action Without a Meeting. Any action, required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, is signed by all of the directors, or all of the members of the committee, as the case maybe. Such actions shall then be deemed taken with the same force and effect as though taken at a meeting of such board or committee.

ARTICLE III. OFFICERS

     Section 1. Officers. 'The officers of this corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

     Section 2. Duties. The officers of this corporation shall have the following duties:

     The President shall be: the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

     The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meeting of the shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

     The Treasurer shall have custody of all corporate. funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 3. Removal of Officers.   An officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgement the best interests of the corporation will be served thereby. Any vacancy in any office may be filed by the Board of Directors.

ARTICLE IV. STOCK CERTIFICATES

     Section 1. Issuance.   Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

     Section 2. Form.   Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof.

     Section 3. Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

     Section 4. Lost, Stolen or Destroyed Certificates.   If the shareholder shall claim to have lost or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the board may reasonably require.

ARTICLE V. DIVIDENDS

     The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent subject to the provisions of the Florida Statutes.

ARTICLE VI. CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be in circular form.

ARTICLE VII. AMENDMENT

     These by-laws may be altered, amended or repealed, and new by-laws may be. adopted by the majority vote of the directors of the corporation.